Exhibit 10.2

Form of 2006 Participant Agreement under

Deferred Compensation Plan for Directors of Entercom Communications Corp.

Entercom Communications Corp.

2006 Participation Agreement

Deferred Compensation Plan For Directors

To enroll in the Entercom Deferred Compensation Plan for Directors, you must complete Sections A-E of this form.  After completing all sections that apply, please return this form to our corporate office by December 27, 2005.

Name (Please Print)
	Last	First	Middle

  A.  Annual Retainer 2006  Elections

    I elect to receive my annual retainer payment in the form of:

Cash (If you elected a cash payment, complete Section B)

Restricted Stock (Please sign under Section F and return the form). (If you elect restricted stock shares, you may defer receipt of these shares under the Entercom “Restricted Stock/Deferral Election Agreement.” A copy of that Election Agreement is attached.)

  B.  2006 Cash Elections

I do not wish to defer any cash compensation (meeting fees and cash retainer, if elected) under this plan in 2006 (Please sign under Section F and return the form).

I elect to defer                         % of my cash compensation paid between January 1, 2006 and December 31, 2006.  Note that your deferral will be recorded for earnings/losses the 1st of the month following each cash payment that is deferred.

 *Whole percentages only; minimum 1%, maximum 100%

**If you choose to defer a percentage of your cash compensation, complete the following Sections C through F.

  C.  Deemed Investment Options For Cash Deferral Elections

Allocations must be in increments of 10% and the total must equal 100%

Fund Name	Allocation Percentage
Vanguard Wellington Fund
Vanguard Explorer Fund
Vanguard High-Yield Corporate Fund
Vanguard Prime Money Market Fund
Vanguard 500 Index Fund

Vanguard PRIMECAP fund

Vanguard Asset Allocation Fund
Vanguard U.S. Growth Fund
Vanguard International Growth Fund
Vanguard Total Bond M’kt Index Fund
Vanguard Windsor II Fund

TOTAL	100%

  Please Note: Allocations can only be changed quarterly.

  D.  Distribution of Cash Deferral Account

1.     When my service as a Board Member terminates, I elect to receive my distribution:

As soon as practicable following the date I cease to be a Board Member but not later than December 31st of same year.

The calendar year immediately following the year in which I cease to be a member of the Board.

The later of the calendar year in which I cease to be a member of the Board or the calendar year in which I attain age              (Date of Birth                              ).

2.              Form of Payment (check one)

Lump Sum

Annual Installments over:

                (Enter number of years not to exceed 10)

E.              Designation of Beneficiary Survivor Benefit— If my death occurs prior to the distribution date or prior to the receipt of all installment distributions, the balance shall be paid in a single lump sum as soon as practicable as follows:

Name	Relationship	Birth Date	%	☐ Primary * ☐ Secondary **
Address

Name	Relationship	Birth Date	%	☐ Primary * ☐ Secondary **
Address

Name	Relationship	Birth Date	%	☐ Primary * ☐ Secondary **
Address

Name	Relationship	Birth Date	%	☐ Primary * ☐ Secondary **
Address

Name	Relationship	Birth Date	%	☐ Primary * ☐ Secondary **
Address

F.  General Provisions

By signing this Enrollment Agreement, I authorize Entercom Communications Corp., or its affiliates, to make deductions from the compensation otherwise payable to me in the amounts specified above.  I understand that these elections are made in conformation with and subject to the terms of the Plan and that this election will supersede every prior election.  I also understand that the Committee shall have full power and authority to interpret the Plan, to prescribe, amend and rescind any rules, forms and procedures as it deems necessary or appropriate for the proper administration of the Plan.  All action taken by the Committee arising out of, or in connection with, the administration of the Plan or any rules adopted thereunder, shall, in each case, lie within its sole discretion, and shall be final, conclusive, and binding upon the Company, the Board, all Beneficiaries of Board Members and all persons and entities having an interest therein and the Enrollment Agreement of each Participant shall constitute that Participant’s acknowledgement and acceptance of the Committee’s authority and discretion.

Signature	Date

Note: You may change your beneficiary designation (s) at any time by completing and signing this form.